As filed with the Securities and Exchange Commission on August 25, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLICUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, Texas	77030
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

(Full titles of the plans)

Richard A. Fair

President and Chief Executive Officer

Bellicum Pharmaceuticals, Inc.

2130 W. Holcombe Blvd., Ste. 800

Houston, Texas 77030

(832) 384-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Robinson, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Alan A. Musso, C.P.A., C.M.A. Chief Financial Officer and Treasurer Bellicum Pharmaceuticals, Inc. 2130 W. Holcombe Blvd., Ste. 800 Houston, Texas 77030 (832) 384-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2014 Equity Incentive Plan
Common Stock, $0.01 par value per share	145,000 shares	$7.68	$1,113,600.00	$129.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The fee is based on the average of the high and low sales prices of the Registrant’s Common Stock on August 18, 2017, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of registering an additional 145,000 shares of Common Stock to be issued pursuant to the 2014 Plan, which has been amended to provide for the inducement awards.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 18, 2014 (File No. 333-201036), March 13, 2017 (File No. 333-216656) and June 15, 2017 (File No. 333-216656). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

4.4(4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.

4.5(5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 25, 2017.

BELLICUM PHARMACEUTICALS, INC.

By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Fair Richard A. Fair	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2017

/s/ Alan A. Musso, C.P.A., C.M.A. Alan A. Musso, C.P.A., C.M.A.	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 25, 2017

/s/ James Brown James Brown	Director (Chairman)	August 25, 2017

/s/ Jim Daly Jim Daly	Director	August 25, 2017

/s/ Stephen R. Davis Stephen R. Davis	Director	August 25, 2017

/s/ Reid M. Huber, Ph.D. Reid M. Huber, Ph.D.	Director	August 25, 2017

/s/ Frank B. McGuyer Frank B. McGuyer	Director	August 25, 2017

/s/ Jon P. Stonehouse Jon P. Stonehouse	Director	August 25, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

4.4(4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.

4.5(5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2017, and incorporated herein by reference.